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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

ARIS Software, Inc.
Incorporated under the laws of Washington
 1417 - 116/th/ Avenue NE, Suite 200
 Bellevue, WA  98004

Oxford Computer Group Limited
Incorporated under the laws of England and Wales
 Wolsey Hall
 66 Banbury Road
 Oxford, England   OX2 6PR

Barefoot Computer Training Limited
Incorporated under the laws of England and Wales
 Telephone House
 77 Paul Street
 London, England   EC2A 4PT